EXHIBIT 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Kingold Jewelry, Inc. (the “Registrant”) on Form 10-Q for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer of the Registrant, certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report, to which this certification is attached as Exhibit 32.1, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Date: November 14, 2013	/s/ Zhihong Jia
Zhihong Jia
Chairman, Chief Executive Officer and Principal Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being “filed” as part of the Form 10-Q or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.